                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of American Tower Corporation on Form S-3 of our report dated March 4, 1999, appearing in the Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
January 31, 2000